EXHIBIT 3.5

                             Mail to: Secretary of State     For office use only
                              Corporations Section
Please include a typed        1560 Broadway, Suite 200
self-addressed envelope           Denver, CO 80202
                                 (303) 894-2251            20001093308   C
MUST BE TYPED                 Fax  (303) 894-2242          $      50.00
FILING FEE:  $50.00                                        SECRETARY OF STATE
MUST SUBMIT TWO COPIES                                     05-09-2000   13:22:04

                            ARTICLES OF INCORPORATION

Corporation Name  Tommyknocker Casino Corp.
                  --------------------------------------------------------------

Principal Business Address  1328 West Pikes Peak Ave. Colorado Springs, CO 80904
                            ----------------------------------------------------
                                            (Include City, State, Zip)

Cumulative voting shares of stock is authorized.      Yes           No  X
                                                          ----         ----

If duration is less than perpetual enter number of years
                                                         ----------

Preemptive rights are granted to shareholders.        Yes           No  X
                                                          ----         ----

Stock information: (if additional space is needed, continue on a separate sheet of paper.)

Stock Class  Common    Authorized Shares  5 million   Par Value  No
             ---------                    ---------              --------

Stock Class            Authorized Shares              Par Value
             ---------                    ---------              --------

The name of the intial registered agent and the address of the registered office is: (If another corporation, use last name space)

Last Name  Hull                  First & Middle Name  Erica J. Hull
           -------------------                        --------------------------

Street Address  1328 West Pikes Peak Ave. Colorado Springs, CO 80904
                ----------------------------------------------------------------
                                  (Include City, State, Zip)
               The undersigned consents to the appointment as the
                            initial registered agent.

Signature of Registered Agent  Erica Hull
                               -------------------------------------------------

These articles are to have a delayed effective date of:                        .
                                                        -----------------------

Incorporators: Names and addresses: (If more than two, continue on a separate sheet of paper.

          NAME                                          ADDRESS

/s/ Erica J. Hull                          1328 West Pikes Peak Ave. Colorado
------------------------------             -------------------------------------
                                           Springs, CO 80904
 ------------------------------            ------------------------------------

Incorporators who are natural persons must be 18 years or more. The undersigned,
acting  as   incorporator(s)  of  a  corporation  under  the  Colorado  Business
Corporation Act, adopt the above Articles of Incorporation.

Signature                              Signature
         -------------------------              --------------------------------